Exhibit No. 32.1

                                  Certification
                  Pursuant to Section 906 of the Sarbanes-Oxley
          Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter
                       63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ATA Holdings Corp., formerly Amtran Inc. (the "Company"), does hereby certify that:

     The Quarterly Report of Form 10-Q for the quarter ended June 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:   August 14, 2003                   /s/ J. George Mikelsons
                                           -----------------------
                                           J. George Mikelsons
                                           Chief Executive Officer

Dated:   August 14, 2003                   /s/ David M. Wing
                                           --------------------------
                                           David M. Wing
                                           Chief Financial Officer